As filed with the Securities and Exchange Commission on July 20, 1995.



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933


                                  IMATRON INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


            New Jersey                          94-2880078
     ------------------------     ---------------------------------------
     (State of Incorporation)     (I.R.S. Employer Identification Number)


                           389 Oyster Point Boulevard
                     South San Francisco, California 94080
                    ----------------------------------------
                    (Address of Principal Executive Offices)


                      IMATRON INC. 1993 STOCK OPTION PLAN
                      -----------------------------------
                            (Full Title of the Plan)


                                 S. Lewis Meyer
                                   President
                                  Imatron Inc.
                           389 Oyster Point Boulevard
                     South San Francisco, California 94080
                                 (415) 583-9964
          ------------------------------------------------------------
          (Name and Address and Telephone Number of Agent for Service)


                                   Copies to:
                              Roger S. Mertz, Esq.
                               Severson & Werson
                       One Embarcadero Center, 26th Floor
                        San Francisco, California 94111

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

                                   Proposed          Proposed
                                   Maximum           Maximum
Title of           Additional      Offering          Aggregate       Amount of
Securities to      Amount to be    Price Per         Offering       Registration
be Registered      Registered      Share (1)         Price (1)          Fee

Common Stock       2,500,000(2)      $0.81           $2,025,000       $698.28
Underlying Options

- -----------------------

(1) Estimated pursuant to Rule 457(b) solely for the purpose of calculating the amount of the registration fee, based upon the closing price of the Common Stock on July 19, 1995 as reported by NASDAQ.


(2) These securities are of the same class and in addition to 3,000,000 shares of common stock previously issuable pursuant to the exercise of stock options initially available to be granted under the 1993 Stock Option Plan and previously registered pursuant to Registration Statement No. 33-66992. The total number of options now issuable under the Amended 1993 Stock Option Plan is 5,500,000 options.

                                   Prospectus
                                 --------------



                                  IMATRON INC.



                                5,500,000 Shares
                              No Par Common Stock








                      IMATRON INC. 1993 STOCK OPTION PLAN











                              Dated July 20, 1995

                             ADDITIONAL INFORMATION

       Imatron Inc. ("Imatron" or the "Company") is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at public reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 5th
Street, N.W., Washington, D.C. 20549; Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; and Room 1102, 26 Federal Plaza, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

       The Company has filed with the Commission, Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act'), with respect to the Common Stock offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement, including the exhibits and schedules filed therewith. The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Registration Statement filed with the Commission under the Securities Act of 1933, as amended, with respect to the Common Stock offered by this Prospectus. Such requests should be directed to Mr. Gary Brooks, Vice President Finance and Chief Financial Officer, Imatron Inc., 389 Oyster Point Boulevard, South San Francisco, California 94080, (415) 583-9964.

       Certain information concerning the Company's 1993 Stock Option Plan may be contained in the Company's Annual Reports to Shareholders, its Annual Reports on Form 10-K, its definitive Proxy Statements filed pursuant to Section 14 of the Exchange Act or in revised Appendices to this Prospectus.


                                  INTRODUCTION

       This Prospectus covers 5,500,000 shares of Common Stock of Imatron Inc. which are offered for sale to employees and consultants who hold or will hold options to purchase shares of Common Stock granted or to be granted by the Board of Directors of the Company under its 1993 Stock Option Plan (the "Plan" or "1993 Plan"). The terms and conditions of the offer and sale of the Common Stock, including the prices of the shares, are governed by the provisions of the Plan and the agreements thereunder between the Company and the participating employees.

                                  THE COMPANY

       Imatron Inc., a New Jersey corporation incorporated in 1983, is a technology-based company principally engaged in the business of designing, manufacturing and marketing a high performance computed tomography (CT) scanner that uses a scanning electron beam. The scanner is used in large and mid-sized hospitals and free standing imaging clinics. The Company also provides service, parts and maintenance to hospitals and clinics that operate its scanners.

       The Company is also engaged in performing research and development for others in the field of CT devices and licensing its patents and know-how in the fields of imaging sciences. The Company holds a 3% interest InVision Technologies, Inc. (formerly Imatron Industrial Products, Inc.), a corporation organized in 1990 to engage in the development of an explosives detection scanner and to which Imatron has licensed certain of its technology.

       In addition, the Company is engaged through its wholly owned subsidiary HeartScan Imaging Inc. ("HeartScan") in the operation of coronary scanning clinics around the county. HeartScan was organized in 1993 and currently operates two clinics in California and Washington and is scheduled to open a third in Texas during 1995.

       The  Company's   principal  offices  are  located  at  389  Oyster  Point
Boulevard, South San Francisco, California 94080 and its telephone number at this location is (415) 583-9964.


                                    THE PLAN

                                    General

       The Board of Directors adopted the 1993 Stock Option Plan on February 24, 1993 and the shareholders approved the Plan on June 23, 1993. The Plan was amended by the Board on February 9, 1995 to increase the number of shares available for issuance under the Plan from 3,000,000 to 5,500,000. This amendment was approved by the shareholders on June 2, 1995. Options to purchase 3,320,608 shares of common stock have been granted since the Company instituted the Plan. The 1993 Plan provides for the granting of two types of options:
"incentive stock options" and "nonqualified stock options." The incentive stock options only are intended to qualify as "incentive stock options" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended. The 1993 Plan is not qualified under Section 401(a) of the Internal Revenue Code nor is it subject to the provisions of ERISA.

       The  contents  of   Registration   Statement   No.   33-66992  are  fully
incorporated herein by reference, except as specifically provided herein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed with the Commission are incorporated herein by reference:

       (a) The Company's  latest annual  report on Form 10-K  filed  pursuant to
Section 13 or 15(d) of the Exchange Act or its latest prospectus filed pursuant to Rule 424(b) or (c) under the Securities Act, which contains, either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

       (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

       (c) The description of the Company's Common Stock that is contained in its Form 8 Registration Statement (or incorporated by reference therein) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       (d) The Company's definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent meetings of its stockholders, excluding the Board Compensation Committee Report on Executive Compensation and the Performance Graph required by terms 402(k) and (l) of Regulation S-K.

       (e) Information as to stock options, including the amount outstanding, exercises, prices and expiration dates, included in the Company's definitive proxy statement described in (d) above and which will be included in the future either in the Company's proxy statements, annual reports or appendices to this Prospectus.

       (f) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

       Under Section 14A:3-5 of the New Jersey Business Corporation Act and the Company's Bylaws, the Company has broad powers to indemnify directors and officers against liabilities which they may incur in such capacities, including liability arising under the Securities Act. In addition, the Company may from time to time maintain insurance to indemnify its directors and officers from certain liabilities, including liabilities arising under the Securities Act.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3   Incorporation of Documents by Reference

         See "Incorporation of Certain Documents by Reference."

Item 6.  Indemnification of Directors and Officers

         See "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

Item 8.  Exhibits

         4.1      Certificate of Incorporation, as amended to date. (1)

         4.2      Bylaws, as amended to date. (2)

         5.1      Opinion of Severson & Werson.

         24.1     Consent of Independent Auditors.

         24.2 Consent of Severson & Werson is contained in Exhibit 5.1 to this Registration Statement.

         25.1     Power of Attorney is contained on the signature pages.

         28.1     Registrant's 1993 Stock Option Plan as amended.


- -----------------------

(1) Filed as exhibits to the Company's Form S-1 Registration Statement File No. 2-84146, Form S-8 Registration Statement File No. 33-26833, Annual Report on Form 10-K for the fiscal year ended December 31, 1990 and Form S-8 Registration Statement File No. 33-40391 and incorporated herein by reference.

(2) Filed as an exhibit to Post-Effective Amendment Number 1 to the Company's Registration Statement on Form S-3 filed with the Commission on May 5, 1992 (File No. 33-32218) and incorporated herein by reference.

Item 9.  Undertakings

       (1) The undersigned registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

       (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security-holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of South San Francisco, State of California, on July 20, 1995.

                                   IMATRON INC.



                                   By:  /s/ S. Lewis Meyer
                                        -----------------------
                                        S. Lewis Meyer,
                                        President and Chief Executive Officer





                               POWER OF ATTORNEY
                               -----------------


       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. Lewis Meyer as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                     Title                         Date
- ------------------       --------------------------        ------------------

/s/ Douglas P. Boyd
- ---------------------
(Douglas P. Boyd)        Chairman of the Board               July 19, 1995


/s/ S. Lewis Meyer
- ---------------------
(S. Lewis Meyer)         President, Chief Executive          July 19, 1995
                         Officer, Director


/s/ Gary Brooks
- ---------------------
(Gary Brooks)            Chief Financial Officer,            July 19, 1995
                         Secretary


- ---------------------
(Ugo Busatti)            Director


/s/ John L. Couch
- ---------------------
(John L. Couch)          Director                            July 19, 1995


/s/ Terry Ross
- ---------------------
(Terry Ross)             Director                            July 19, 1995


/s/ Aldo Test
- ---------------------
(Aldo Test)              Director                            July 19, 1995


- ---------------------
(Giovanni Lanzara)       Director

                            INDEX TO EXHIBITS



        Exhibit
        Number
        -------

         4.1     Certificate of Incorporation, as amended to date.*

         4.2     Bylaws, as amended to date.*

         5.1     Opinion of Severson & Werson

         24.1    Consent of Independent Auditors.

         24.2    Consent of Severson & Werson is contained in
                 Exhibit 5.1 to this Registration Statement.

         25.1    Power of Attorney is contained on the signature pages.

         28.1    Registrant's 1993 Stock Option Plan, as amended.




         ------------------------------
         * Previously filed as an exhibit and incorporated herein by reference.

                                  EXHIBIT 5.1
                                  -----------

                               Severson & Werson
                           A professional Corporation
                                Attorneys at Law
                             One Embarcadero Center
                        San Francisco, California 94111
                                 (415) 398-3344


ROGER S. MERTZ

                                 July 17, 1995



Imatron Inc.
389 Oyster Point Blvd.
South San Francisco, CA 94080

Gentlemen:

       You have requested our opinion with respect to certain matters in connection with the filing by Imatron Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to an additional 2,500,000 shares of the Company's Common Stock (the "Shares") for a total of 5,500,000 shares pursuant to the Company's 1993 Stock Option Plan (the "Plan").

       In connection with this opinion, we have examined and relied upon the initial and the additional Registration Statement and related Prospectus, the Plan and the form of agreements to be executed thereunder, the Company's Certificate of Incorporation and Bylaws, as amended, and such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

       We do not hold ourselves out as experts in the laws of the State of New Jersey and our opinion is based solely on a review of the New Jersey Business Corporation Act, as reported in unofficial compilations.

       On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares of Common Stock of the Company to be issued upon the exercise of the Options are validly authorized and, assuming: (a) the Shares of Common Stock issuable will be validly authorized on the dates of exercise; (b) on the dates of exercise, the Options will have been duly executed, issued, and delivered, will constitute the legal, valid, and binding obligations of the Company, and will (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) be enforceable as to the Company in accordance with their terms and the terms of the Plan; (c) no change occurs in the applicable law or the pertinent facts when; (d) the pertinent provisions of such blue-sky and securities laws as may be applicable have been complied with; and (e) the Options are exercised in accordance with their terms and the terms of the Plan, the Shares of Common Stock issuable will be validly issued, fully paid and nonassessable.

       This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm or entity without our prior written consent.

       We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   SEVERSON & WERSON
                                   A Professional Corporation


                                   By:  /s/ Roger S. Mertz
                                        -----------------------
                                        Roger S. Mertz

                                  EXHIBIT 24.1
                                  ------------



                        CONSENT OF INDEPENDENT AUDITORS



       We consent to the incorporation by reference, in the Registration Statement on Form S-8 and related materials pertaining to the amendment to the Imatron Inc. 1993 Stock Option Plan, of our report dated February 17, 1995, except for Note 11 as to which the date is April 4, 1995, with respect to the financial statements and schedules of Imatron Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                   By:  /s/ Ernst & Young
                                        -----------------------
                                        Ernst & Young
                                        San Francisco, California
                                        July 19, 1995

                                  EXHIBIT 28.1
                                  ------------


                                                Initially adopted by Board
                                                      of Directors 4/23/93
                                                Approved by shareholders 6/23/95
                                                Amendment adopted by Board
                                                      of Directors  2/9/95
                                                Approved by shareholders 6/2/95


                                  IMATRON INC.
                             1993 STOCK OPTION PLAN

       1. Purpose and Scope

       The purposes of this plan are to induce persons of outstanding ability and potential to join and remain with Imatron Inc. (the "Company"), to provide an incentive for such employees as well as for non-employee consultants to expand and improve the profits and prosperity of the Company by enabling such persons to acquire proprietary interests in the Company, and to attract and retain key personnel through the grant of Options to purchase shares of the Company's common stock. As used herein, the term "Option" includes both Incentive Stock Options and Nonqualified Stock Options.

       2. Definitions

       Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan unless the context otherwise requires, and for the purposes of such definitions, the singular shall include the plural and the plural shall include the singular:

       (a)  "Affiliate"   shall  mean  any  parent   corporation  or  subsidiary
corporation of the Company as those terms are defined in Sections 424(e) and (f) respectively of the Internal Revenue Code of 1986, as amended.

       (b) "Board" shall mean the Board of Directors of the Company.

       (c) "Committee" shall mean the Stock Option Plan Committee appointed by the Board, which shall be comprised of at least three members of the Board, each of whom shall be a "disinterested person" as defined in Rule 16b-3(d)(3) promulgated under the 1934 Act, as amended.

       (d) "Company" shall mean Imatron Inc., a New Jersey corporation.

       (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

       (f) "Fair Market Value" for a share of Stock means the price that the Committee acting in good faith determines, through any reasonable valuation method (including but not limited to reference to prices existing in any established market in which the Stock is traded), to be the price at which a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

       (g) "Option" shall mean a right to purchase Stock granted pursuant to the Plan.

       (h) "Option Price" shall mean the purchase price for Stock under an Option, as determined in Sections 7 and 8 below.

       (i) "Participant" shall mean an employee or non-employee consultant to the Company to whom an Option is granted under the Plan.

       (j) "Plan" shall mean this Imatron Inc. 1993 Stock Option Plan.

       (k) "Stock" shall mean the no par value common stock of the Company.

       (l) "1934 Act" means the Securities Exchange Act of 1934, as amended.

       3. Administration

       The Plan shall be administered by the Committee. Two members of the Committee shall constitute a quorum for the transaction of business. The
Committee shall have full authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to grant Options, to determine the Option Price and term of each Option, the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be covered by each Option; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the option agreements (which need not be identical) entered into connection with the grant of Options under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ attorneys, consultants, accountants, or other persons, and the Committee shall be entitled to rely upon the advice, opinions, or valuations of such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan; and all members of the Committee shall be fully protected by the Company in respect of any such action, determination, or interpretation.

       4. Shares Subject to the Plan

       Subject to adjustment under the provisions of Section 14 of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is
5.5 million. Such shares may be authorized but unissued shares of Stock of the Company, or issued shares of Stock reacquired by the Company, or shares purchased in the open market expressly for use under the Plan. If for any reason any shares of Stock as to which an Option has been granted cease to be subject to purchase thereunder, then (unless the Plan shall have been terminated) such shares shall become available for subsequent awards under this Plan in the discretion of the Committee. The Company shall, at all times while the Plan is in force, reserve such number of common shares as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan.

       5. Eligibility; Factors to be considered in Granting Options

       a. Options may be granted to (i) any regular full-time employee (including officers and directors) of either the Company or any affiliate of the Company and (ii) any non-employee consultant of the Company.

       b. In determining to whom options shall be granted and the number of shares of Stock to be covered by each Option, the Committee shall take into account the nature the participants' duties, their present and potential contributions to the success of the Company, and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. The Committee shall also determine the time(s) of grant, the type and term of Option granted, and the time(s) of exercise, in whole or part. A Participant who has been granted an Option under the Plan may be granted new Options, which may be in addition to prior Options granted under the Plan or may be in exchange for the surrender and cancellation of prior Options having a higher or lower option price and containing such other terms as the Committee may deem appropriate.

       6. Terms and Conditions of Options

       Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by agreements ("Option Agreements") in such form as the Committee from time to time shall approve. Such Option Agreements shall comply with and be subject to the following general terms and conditions, and shall also comply with and be subject to the provisions of Section 7 relating to Incentive Stock Options or Section 8 relating to Non-qualified Stock Options, as applicable, as well as such other terms and conditions as set forth in this Plan and as the Committee may deem desirable, not inconsistent with the Plan.

       a. Employment Agreement. The Committee may, in its discretion, include in any Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and/or to render services to, the Company for a period of time (specified in the Option Agreement) following the date the Option is granted. No such Option Agreement shall impose upon the Company any obligation to employ and/or retain the Participant for any period of time.

       b. Manner of Exercise. A Participant may exercise an option by giving written notice of such exercise to the Company at its principal office, attention to the Secretary, and paying the Option Price either (i) in cash in full at the time of exercise, or (ii) in the discretion of the Committee:

       (A) by delivery of other common stock of the Company,

       (B) by an approved deferred payment schedule or other arrangement, which arrangement shall be contained in writing in the Option Agreement, in which event an interest rate will be stated which is not less than the rate then specified which will present any imputation of higher interest under Section 483 of the Code, or

       (C) in any other form of legal consideration acceptable to the Committee at the time of grant or exercise.

       c. Time of exercise. Promptly after the exercise of an Option and the payment of the Option price, either in full or pursuant to the approved payment schedule, the Participant shall be entitled to the issuance of a stock certificate evidencing ownership of the appropriate number of shares of Stock. A

Participant shall have none of the rights of a shareholder until shares are issued to him/her, and no adjustment will be made for dividends or other rights for which the record date has occurred prior to the date such stock certificate is issued.

       d. Number of shares. Each Option shall state the total number of shares of Stock to which it pertains.

       e. Option Period and Limitations on Exercise. The Committee may, in its discretion, provide that an Option may not be exercised in whole or part for any period(s) of time specified in the Option Agreement, except that the right to exercise must be at the rate of at least 20% per year over five years from the date the Option is granted. Unless otherwise approved by the Committee and set forth in the Option Agreement, each Option granted under the Plan may be exercised for 20% on the first anniversary of the grant, and an additional 20% for the next four anniversaries. No Option may be exercised after the expiration of ten years from the Grant Date. No Option may be exercised as to less than one hundred (100) shares at any one time, or the remaining shares covered by the Option if less than one hundred (100).

       7. Incentive Stock Options

       The Committee may grant Incentive Stock Options ("ISOs") which meet the requirements of Section 422 of the Code, as amended from time to time.

       a. ISOs may be granted only to employees of the Company or its affiliates.

       b. Each ISO granted under the Plan must be granted within 10 years from the date the Plan is adopted or is approved by the shareholders of the Company, whichever is earlier.

       c. The purchase price shall not be less than the fair market value of the common shares at the time of grant, except that the purchase price shall be 110% of the fair market value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates at the time of grant.

       d. No ISO granted under the Plan shall be exercisable more than 10 years from the date of grant, except that in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates at the time of grant, no ISO shall be exercisable more than five years from the date of grant.

       e. To the extent that the aggregate fair market value of stock (determined at the time of grant) with respect to which ISOs are exercisable for the first time by any individual during any calendar year under all plans of the Company and its subsidiaries exceeds $100,000, such options shall be treated as nonqualified stock options, but only to the extent of such excess. Should it be determined that an entire option or any portion thereof does not qualify for treatment as an ISO by reason of exceeding such maximum, or for any other reason, such option or portion shall be considered a nonqualified stock option.

       8. Nonqualified Stock Options.

       The Committee may grant  Nonqualified  Stock Options  ("NSOs")  under the

Plan in addition to or in lieu of Incentive Stock Options. NSOs are not intended to meet the requirements of Section 422 of the Code, and shall be subject to the following terms and conditions:

       a. NSOs may be granted to any eligible Participant.

       b. The purchase price of the shares shall be determined by the Committee in its absolute discretion, but in no event shall such purchase price be less than 85% of the fair market value of the shares at the time of grant. In the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates at the time of grant, the price shall be 110% of the fair market value.

       c. NSOs shall not be exercisable more than ten years from the date of grant.

       9. Transferability

       Options granted under this Plan shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's life shall be exercisable only by such Participant. Options granted under this Plan shall not be subject to execution, attachment or other process.

       10. Termination of Employment

       Options held by employees, including directors, shall terminate three months after termination of employment with the Company or affiliate, unless:

       a. If termination is due to employee's permanent and total disability within the meaning of Section 22(e)(3) of the Code, the Option may be exercised at any time within one year following termination.

       b. The Option Agreement by its terms specifies that it shall terminate sooner or later than three months. If the Option may be exercised later than three months following termination, any portion exercised beyond three months shall be a nonqualified stock option. This paragraph shall not be construed to extend the term of any Option nor to permit anyone to exercise the Option after expiration of its term.

       c. Options granted under this Plan shall not be affected by any change of duties or position of the Participant so long as participant continues to be a regular, full-time employee of the Company. Any Option, or any rules and regulations relating to the Plan, may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates. Nothing in the Plan or in any Option granted pursuant to the Plan shall confer upon any Participant any right to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate such employment at its will at any time.

       11. Rights in the Event of Death

       If an employee dies while employed by the Company or within three months of termination of such employment, the Option may be exercised within 18 months of the employee's death by the executors, administrators, legatee or heirs of the estate.

       12. Leaves of Absence

       For purposes of the Plan, an employee on approved leave of absence from the Company shall be considered as currently employed for 90 days following beginning the leave or for so long as his/her right to reemployment is guaranteed by statute or contract, whichever is longer.

       13. No Obligations to Exercise

       The granting of an Option imposes no obligation upon the Participant to exercise such Option.

       14. Effect of Change in Stock Subject to Plan

       a. In the event that outstanding common shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, stock dividends and the like, the Committee shall make adjustments as it deems appropriate in the aggregate number of shares available under the Plan and the number and price subject to outstanding option. Any adjustments shall apply proportionately and only to the unexercised portion of options granted.

       b. In the event the Company dissolves or liquidates and another entity succeeds to its assets, or in the event of a merger or consolidation in which the Company is not the surviving entity, or in the event of a reverse merger in which the Company survives but its common stock immediately preceding the merger is converted into other property by virtue of the merger, then the options shall accelerate and become exercisable immediately prior to such dissolution or liquidation or merger or consolidation, unless the surviving entity assumes the outstanding Options or substitutes similar Options for those outstanding.

       15. Agreement and Representation of Employees

       a. Acquiring stock for investment purposes. As a condition to the exercise of any Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of Company's counsel, such representation is required or desirable under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

       b. Withholding. With respect to the exercise of any Option granted under this Plan, each Participant shall fully and completely consent to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise.

       c. Delivery. The Company is not obligated to deliver any common shares until there has been qualification under or compliance with all state or federal laws, rules and regulations deemed appropriate by the Company. The Company will use all reasonable efforts to obtain such qualification and compliance.

       16. Amendment and Termination of Plan

       The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted; Provided however, that any amendment that would: (a) increase the aggregate number of shares of common stock that may be issued under the Plan, (b) materially increase the benefits accruing to Participants, or (c) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to shareholder approval within 12 months before or after adoption. It is expressly contemplated that the Board may amend the Plan in any respect necessary to provide employees with the maximum benefits available under and/or to satisfy the requirements of or amendments to Section 422 of the Code and/or Rule 16b-3 of the 1934 Act.

       No termination, modification or amendment of the Plan may however, alter or impair the rights conferred by an Option previously granted without the consent of the individual to whom the Option was previously granted.

       Unless sooner terminated, the Plan shall remain in effect for a period of ten years from the date of the Plan's adoption by the Board. Termination of the Plan shall not effect any Option previously granted.

       17. Use of Proceeds

       The proceeds from the sale of shares pursuant to Options granted under the Plan shall constitute general funds of the Company.

       18. Effective Date of Plan

       The Effective Date of this Plan is February 24, 1993, the date it was adopted by the Board, provided the shareholders of the Company approve this Plan within twelve (12) months after such effective date. Any Options granted under this Plan prior to the date of shareholder approval shall be deemed to be granted subject to such approval. Should shareholder approval not be obtained within twelve (12) months, any Options granted pursuant to the Plan shall be null and void.

       19. Indemnification of Committee

       In addition to such other rights of indemnification as they may have and subject to limitations of applicable law, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid to them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, the Committee member or members shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such Committee member or members undertake to defend the same on their own behalf.

       20. Governing Law

       The Plan shall be governed by, and all questions arising hereunder, shall be determined in accordance with the laws of State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.